Exhibit 99.1

Contact:	Barbara Bower
Derek McClain
Trammell Crow Company
(214) 863-3000

FOR IMMEDIATE RELEASE

TRAMMELL CROW COMPANY ANNOUNCES

$50 MILLION STOCK REPURCHASE PROGRAM

DALLAS, Texas, February 22, 2006 — Trammell Crow Company (NYSE:TCC), one of the world’s largest diversified commercial real estate services companies, today announced that its Board of Directors has authorized it to purchase up to $50 million of its common stock from time to time in open market purchases or in privately negotiated transactions. The repurchase of shares is intended to offset dilution resulting from equity incentive awards made under the Company’s stock plans and to be accretive to future earnings per share for holders who retain their shares. The Company expects to finance its repurchases using cash generated from operations and borrowings under its line of credit.

Founded in 1948, Trammell Crow Company is one of the largest diversified commercial real estate services companies in the world. The company provides building management, brokerage, project management, and development and investment services to both investors in and users of commercial real estate. In addition to its full service offices located throughout the United States, the company has offices in Canada, Europe, Asia and Latin/South America focused on the delivery of real estate services to user clients. The company delivers brokerage services outside the United States through strategic alliances with leading providers - in Europe and Asia, through Savills, plc, a leading property services company based in the United Kingdom; and in Canada, through JJ Barnicke, a leading Canadian real estate services provider. The company delivers building management, brokerage, and project management services in India through Trammell Crow Meghraj, India’s leading property services company jointly owned by the company and certain international partners. Trammell Crow Company is traded on the New York Stock Exchange under the ticker symbol “TCC” and is located on the World Wide Web at www.trammellcrow.com.

Certain statements contained in this press release, including without limitation statements containing the words “believe,” “anticipate,” “attainable,” “forecast,” “will,” “may,” “expect(ation),” “envision,” “project,” “budget,” “objective,” “goal,” “target(ing),” “estimate,” “could,” “should,” “would,” “conceivable,” “intend,” “possible,” “prospects,” “foresee”, “look(ing) for,” “look to” and words of similar import, are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other matters which may cause the actual results, performance or achievements of the company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other matters include, but are not limited to (i) the timing of individual transactions, (ii) the ability of the company to identify, implement and maintain the benefit of cost reduction measures and achieve economies of scale, (iii) the ability of the company to compete effectively in the international arena, (iv) the ability of the company to retain its major customers and renew its contracts, (v) the ability of the company to attract new user and investor customers, (vi) the ability of the company to manage fluctuations in net earnings and cash flow which could result from the company’s participation as a principal in real estate investments, (vii) the company’s ability to continue to pursue its growth strategy, (viii) the company’s ability to pursue strategic acquisitions on favorable terms and manage challenges and issues commonly encountered as a result of those acquisitions, (ix) the company’s ability to compete in highly competitive national and local business lines and (x) the company’s ability to attract and retain qualified personnel in all areas of its business (particularly senior management). In addition, the company’s ability to achieve certain anticipated results will be subject to other factors affecting the company’s business that are beyond the company’s control, including but not limited to general economic conditions (including the cost and availability of capital for investment in real estate and customers’ willingness to make real estate commitments), the effect of government regulation on the conduct of the company’s business and the threat of terrorism and acts of war. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The company disclaims any obligation to update any such statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company’s expectation with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements. Reference is hereby made to the disclosures contained under the heading “Risk Factors” in “Item 1. Business” of the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2005.